Exhibit 3.41

CERTIFICATE OF INCORPORATION OF VANSANT COAL CORPORATION.

This is to certify that we, the undersigned, do hereby associate ourselves to establish a corporation under and by virtue of the laws of the state of Virginia for the purpose and under the corporate name hereinafter stated, and to that and, we do, by this our certificate, set forth and state as follows:

(a) The name of the corporation is to be Vansant Coal Corporation.

(b) Its principal office in the State of Virginia is to be located at Grundy, In Buchanan County, Virginia.

(c) The purposes for which said corporation is formed are as follows:

To purchase, lease, own, hold and operate docks, ramps, sidings, tipples, processing plants, and all appliances and structures necessary or convenient to be need in connection therewith for the loading, shipping, cleaning, washing and processing coal and its products; to buy or otherwise acquire and to sell and otherwise dispose of said coal and its products; to purchase, own, hold and operate, or sell or otherwise dispose of coal lands, timber lands, mineral lands, oil and gas lands, and coal, minerals, timber, oil and gas, in, under and upon lands; to lease and sub-lease coal and minerals, oil and gas lands to be mined and operated by others; to lease and sub-lease coal and mineral, oil and gas lands to be mined and operated by said corporation; to mine coal and minerals, and to manufacture same into gas, coke, or any other products; to bore, drill for, and operate oil and gas wells, and to lay, lease or own and operate proper and sufficient pipes and pipe lines, machinery and refineries, for the purpose of producing, refining or selling oil and gas, and to manufacture oil or gas into any other products; to manufacture timber into lumber and other products, furniture and supplies, and operate lumber yards, saw mills and planing mills; to quarry stone of all kinds and manufacture the same for use and sale in whatever manner and form said corporation may deem proper; to operate brick kilns; to install and operate water and electric power plants and electric light plants, and water systems and hotels, as a private corporation, but not as a public service corporation; to own, operate and conduct picture shows, theatres and all kinds of amusements; to conduct a garage and repair automobiles and machinery of all kinds; to export, import, buy, sell, either by retail or wholesale, and generally deal in goods, wares and merchandise of all kinds and descriptions, including among other things not herein specified, automobile supplies and accessories, automobiles, farming supplies and implements, wagons, and vehicles, grains, feed and mill products, coal, lumber, brick, stone, sand, lime, cement, plaster, hardware, pipes, plumbing supplies, furnaces, refrigerators, electric ranges, electric equipment, radios, paints and building materials, new and used machinery and scrap metals and supplies of all kinds, household and kitchen furnishings of every kind and description, groceries, office furniture and supplies, musical instruments, machinery of all kinds and descriptions; to do a general brokerage and commission business in the purchase and sale of goods, wares and merchandise and properties of all kinds and descriptions, including those above enumerated to purchase, acquire, own, hold, deal and trade in, lease and operate in any manner, and to grant, bargain, sell, mortgage, convey and otherwise dispose of real and personal estate of all kinds; to lay out its lands, or any part thereof, into parcels or lots, with convenient roads, lanes, streets and alleys, and to develop, work, improve, and cultivate the same, and to hold, lease and dispose of the same in such manner and upon such terms as the said corporation may deem proper; to construct and erect buildings and dwellings of whatever kind, and to sell, lease or otherwise dispose of the same; to own and operate drug stores, but the dispensing of drugs at retail shall be through a regular licensed pharmacist and in compliance with law; to act as agent for others in the purchase and sale of real estate and personal property of all kinds and descriptions; to buy, sell and otherwise deal and traffic in real and personal estate of all kinds and descriptions; to purchase, acquire, sell, transfer, dispose of, trade and traffic in any negotiable or transferrable instruments and securities, including debentures, bonds, stock, notes, bills of exchange and accounts; to buy and sell real and personal estates on commission; to act as agent and broker for all kinds of insurance, fidelity, bonding and guaranty companies for such commissions and brokerage as may be lawful; to purchase, hold and re-issue the shares of its capital stock; to subscribe to, purchase. or otherwise acquire and to hold, sell, or otherwise dispose of, and to guarantee and to become surety in respect to the stock, bonds and other securities and obligations of other corporations; to mortgage any and all of the property of said corporation.

(d) The maximum amount of the capital stock of the corporation is to be One hundred thousand dollars ($100,000.00); the minimum amount of the capital stock of the corporation is to be Three Hundred Dollars ($300.00), and the capital stock of the corporation is to be divided into shares of the par value of One Hundred Dollars ($100.00) per share.

(e) The period for the duration of the corporation is unlimited.

(f) Any person may be a director in said corporation who is legally elected as such, whether he be a stockholder of the corporation or not.

(g) The names and residences of the officers and directors who, unless sooner changed by the stockholders, are for the first year to manage the affairs of the corporation are as follows:

NAME	OFFICE	ADDRESS
Alton Aughenbaugh	President	Penfield Road, Lawrence Township, Clearfield, Penn.

W. E. Aughenbaugh	Treasurer	Grundy, Virginia.

H. Claude Pobst	Secretary	Grundy, Virginia.

DIRECTORS

Alton Aughenbaugh	Clearfield, Pennsylvania.

W. E. Aughenbaugh	Grundy, Virginia.

H. Claude Pobst	Grundy, Virginia.

The amount of the real estate to which the holdings of this Corporation are limited is 50,000 acres.

Given under our hands and seals this the 22nd day of June 1954.

/s/ Alton Aughenbaugh	(SEAL)

/s/ W. E. Aughenbaugh	(SEAL)

/s/ H. Claude Pobst	(SEAL)

STATE OF VIRGINIA,

COUNTY OF BUCHANAN, to-wit:

I, Evelyn McClanahan, a Notary Public in and for the Country of Buchanan, in the State of Virginia, do hereby certify that Alton Aughenbaugh, W. E. Aughenbaugh, and H. Claude Pobst, whose names are signed to the foregoing and hereto annexed certificate of incorporation, bearing date the 22nd day of June, 1954, have each this day acknowledged the same before me in my country and state aforesaid.

My commission expires the 5th day of November, 1956.

Given under my hand this 22nd day of June, 1954.

/s/ Evelyn McClanahan	NOTARY PUBLIC
FOR BUCHANAN COUNTY, VIRGINIA.

ARTICLES OF AMENDMENT TO THE CHARTER

OF

VANSANT COAL CORPORATION

Pursuant to the provisions of Section 13.1-58 of the Virginia Stock Corporation Act, the undersigned corporation adopts the following Articles of Amendment:

(a) The name of the corporation is Vansant Coal Corporation.

(b) The amendment adopted is that the maximum number of shares which the corporation shall have the authority to issue is one thousand (1,000) shares with par value of One Dollar ($1.00) per share.

(c) The date of the meeting of the Board of Directors at which the amendment was found in the best interest of the corporation and directed to be submitted to a vote at a meeting of stockholders was the 19th day of February, 1980; the date when notice was given to each stockholder of record entitled to vote was the 19th day of February, 1980; such notice was given in the manner provided by the Virginia Stock Corporation Act and was accompanied by a copy of the proposed amendment; the amendment was adopted by the stockholders on the 20th day of March, 1980.

(d) The number of shares outstanding and entitled to vote thereon was ten.

(e) The number of shares voted for the amendment was ten.

(f) The amount of stated capital of the corporation as stated by such amendment shall be One Thousand Dollars ($1,000.00).

Dated this 20th day of March, 1980.

VANSANT COAL CORPORATION

By
President

Secretary

ARTICLES OF AMENDMENT

OF VANSANT COAL CORPORATION

The undersigned corporation, pursuant to Section 13.1-58 of the Code of Virginia, hereby executes the following articles of Amendment:

1. The name of the corporation is Vansant Coal Corporation.

2. The following resolution approving a reduction of authorized stock and stated capital was adopted by the shareholder of the corporation on December 15, 1976.

“. . . It was resolved that the total authorized stock and capital of the corporation be reduced to $1,000.00, consisting of 10 shares of common stock with a par value of $100.00 per share, and that this plan be accomplished by a stockholder of the corporation surrendering 400 Shares of outstanding common stock which is presently holds to the corporation for cancellation.”

Notice was given to each stockholder of record entitled to vote thereon [deleted] in the manner provided in the Virginia Stock Corporation Act and the plan of amendment was adopted by the stockholders on December 15, 1976.

3. The number of shares outstanding and entitled to vote thereon was 500 shares.

4. The number of shares voted for the plan was 500 and no shares were voted against the plan.

5. The amount by which the authorized stock is to be reduced forthwith upon the issuance of a certificate of amendment is $ [Illegible]000.00.

6. The amount of the stated capital of the corporation after giving affect to such reduction shall be $1,000.00.

Dated: December 25, 1976.

VANSANT COAL CORPORATION

By:
President

Attest: